UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) Janaury 26, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

January 26, 2007- ADDvantage Technologies Group, Inc. (AMEX: AEY), announced today that it plans to release financial results for the three months ended December 31, 2006, following the close of the market on Tuesday, February 13, 2007.

The Company will host a conference call at 5:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board; Ken Chymiak, President and Chief Executive Officer; and Dan O’Keefe, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage’s website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (877) 407-0782 or (201) 689-8567 for international participants. Please call at least five minutes before the scheduled start time. A copy of this press release is furnished as exhibit 99.1 to this Current Report and is incorporated herein by refrence.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

      The following exhibit is furnished herewith:

99.1	Press Release dated January 26, 2007 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: January 26, 2007	By: /s/ Kenneth A. Chymiak
Kenneth A. Chymiak
President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description

99.1
99.1	Press Release dated January 26, 2007, issued by the Company